FIRST AMENDMENT
	TO AMENDED AND RESTATED LOAN AGREEMENT


		THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made and entered into as of October 10, 1997, by and among [i] STEEL TECHNOLOGIES INC., a Kentucky corporation with principal office and place of business in Louisville, Kentucky (the "Borrower"), [ii] (a) PNC BANK, KENTUCKY, INC., a Kentucky banking corporation with principal office and place of business in Louisville, Kentucky ("PNC"), (b) NATIONAL CITY BANK OF KENTUCKY, a national banking association with principal office and place of business in Louisville, Kentucky ("National City"), (c) NBD BANK, N.A., a national banking associa-tion with principal office and place of business in Indianapolis, Indiana ("NBD"), and (d) SUNTRUST BANK, NASHVILLE, N.A., a national banking association with principal office and place of business in Nashville, Tennessee ("Suntrust") (each of PNC, National City, NBD and Suntrust is hereinafter individually referred to as a "Bank", and all of the same are hereinafter collectively referred to as the "Banks"), and [iii] PNC BANK, KENTUCKY, INC., in its capacity as agent for the Banks (in such capacity, the "Agent").


	PRELIMINARY STATEMENTS

		A.	Borrower, the Banks and the Agent are parties to a
certain Amended and Restated Loan Agreement dated as of March 26,
1997 (the "Loan Agreement") (certain capitalized terms used in this Amendment have the meanings set forth for them in the Loan
Agreement unless expressly otherwise defined herein), pursuant to which, among other things, the Banks established the Revolver in favor of Borrower in the amount of $30,000,000, and the Line of Credit in favor of Borrower in the amount of $25,000,000, and PNC established the Swing Line Loan Commitment in favor of Borrower in the amount of $5,000,000.

		B.	Borrower has requested that PNC extend the Swing
Line Loan Commitment Termination Date from October 10, 1997, until October 12, 1998, and that the Banks extend the Line of Credit Commitment Termination Date from October 10, 1997 until October 12, 1998, extend the Revolving Loan Commitment Termination Date from
October 11, 1999 until October 11, 2000, increase the maximum permitted aggregate outstanding principal amount of the Revolver from $30,000,000 to $55,000,000, reduce the existing Pricing Levels and establish additional Pricing Levels as hereinafter set forth, and modify certain financial covenants applicable under the Loan Agreement, and PNC and the other Banks have agreed to do so subject to and in accordance with the provisions of this Amendment, and Borrower, the Banks and the Agent have agreed to modify the Loan Agreement otherwise as hereinafter set forth.

		NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


	ARTICLE 1.
	Amendments to Loan Agreement

		Subject to delivery to the Agent of each of the "Amend-ment Documents" more particularly described in Article 2 of this Amendment and fulfillment to the satisfaction of the Agent and the Banks of each of the other conditions described in Article 2 of this Amendment, the Loan Agreement is hereby amended as follows:

	1.1	A new Section 1.7A is added to the Loan Agreement
immediately following existing Section 1.7 and shall read as follows:

		1.7A. "Applicable Line of Credit Commitment Fee" means each per annum percentage set forth in the table appearing in Section 2.3A(ii) of this Loan Agreement.

	1.2	Exhibit E-1 and Exhibit E-2, each in the form attached
to and made a part of this Amendment, shall be substituted for Exhibit E-1 and Exhibit E-2, respectively, in the forms originally made part of the Loan Agreement, and the references in Section 1.10 of the Loan Agreement and each other reference contained in the Loan Agreement and the other Loan Instruments to Exhibit E-1 and Exhibit E-2, respectively, or to the Assignment Agreement, shall mean and be deemed to refer to, respectively, Exhibits E-1 and E-2 to this Amendment and to the Assignment Agreement between an Assigning Bank and its Eligible Assignee, substantially in the form of Exhibit E-1 annexed to this Amendment with respect to the Revolving Loan Commitment, and Exhibit E-2 annexed to this
Amendment with respect to the Line of Credit Commitment.

	1.3	Exhibit A in the form attached to and made a part of
this Amendment shall be substituted for Exhibit A in the form originally made part of the Loan Agreement, and the reference in
Section 1.12 of the Loan Agreement and each other reference contained in the Loan Agreement and the other Loan Instruments to Exhibit A and to the Atlantic Guaranty Agreement shall mean and be deemed to refer to, respectively, Exhibit A to this Amendment and to the absolute, unconditional and joint and several guarantee of payment by Atlantic of the Obligations, substantially in the form of Exhibit A to this Amendment.

	1.4	Exhibit D in the form attached to and made a part of
this Amendment shall be substituted for Exhibit D in the form originally made a part of the Loan Agreement, and the reference in
Section 1.26 of the Loan Agreement and each other reference contained in the Loan Agreement and the other Loan Instruments to Exhibit D and to the Compliance Certificate shall mean and be deemed to refer to, respectively, Exhibit D to this Amendment and to a certificate substantially in the form of Exhibit D attached to this Amendment delivered by the Borrower to the Agent on behalf of the Banks pursuant to Section 5.3(c) of the Loan Agreement.

	1.5	The Line of Credit Commitment Termination Date, which
prior to the effectiveness of this Article 1 of this Amendment is October 10, 1997 as provided in Section 1.75 of the Loan Agreement, is extended to and shall be October 12, 1998.

	1.6	Section 1.92 of the Loan Agreement is amended and
restated in its entirety as follows:

		1.92.  "Pricing Level" means, for any Pricing
Period, Pricing Level I, Pricing Level II, Pricing Level
III, Pricing Level IV or Pricing Level V, as may be in effect for such Pricing Period; provided that the Default Rate shall be in effect upon the occurrence and during the continuation of any Event of Default.

	1.7	Section 1.95 of the Loan Agreement is hereby amended and
restated in its entirety as follows:

		1.95. "Pricing Level III" means the Pricing Level that will be in effect for the applicable Pricing Period if, as of the relevant Date of Determination, the Leverage Ratio of the Borrower is equal to or greater than .40 to 1.0 but less than .50 to 1.0.

	1.8	New Sections 1.95A and 1.95B are added to the Loan
Agreement immediately following Section 1.95, as follows:

		1.95A. "Pricing Level IV" means the Pricing Level that will be in effect for the applicable Pricing Period if, as of the relevant Date of Determination, the Leverage Ratio of the Borrower is equal to or greater than .50 to 1.0 but less than .60 to 1.0.

		1.95B. "Pricing Level V" means the Pricing Level that will be in effect for the applicable Pricing Period if, as of the relevant Date of Determination, the Leverage Ratio of the Borrower is equal to or greater than .60 to 1.0.

	1.9	The first sentence of Section 1.107 of the Loan
Agreement shall be amended and restated in its entirety as follows:

		1.107. "Revolver" means the revolving credit facility established by the Banks pursuant to this Loan Agreement in favor of the Borrower in the maximum permitted aggregate principal amount at any one time outstanding of Fifty-five Million Dollars ($55,000,000), pursuant to which the Borrower may obtain Revolving
Loans and Letters of Credit during the term of the Revolver upon the terms and conditions set forth in this Loan Agreement.

	1.10	The Revolving Loan Commitment Termination Date, which
prior to the effectiveness of this Article 1 of this Amendment is October 11, 1999 as provided in Section 1.109 of the Loan Agree-ment, is extended to and shall be October 11, 2000.

	1.11	Section 1.111 of the Loan Agreement is amended and
restated in its entirety as follows:

		1.111. "Revolving Note" means, collectively, the Amended and Restated Revolving Promissory Notes, all dated as of October 11, 1997 and made by Borrower to the order of, respectively, PNC in face principal amount of $20,625,000, NBD in face principal amount of $13,750,000, Suntrust in face principal amount of $13,750,000 and National City in face principal amount of $6,875,000, in the forms attached to and made a part of this Loan Agreement as Exhibits L-1, L-2, L-3 and L-
4, respectively, together with all amendments, modifications, renewals, extensions, restatements and replacements of each of them, respectively.

	1.12	The Swing Line Loan Commitment Termination Date, which
prior to the effectiveness of this Article 1 to the this Amendment is October 10, 1997 as provided in Section 1.116 of the Loan
Agreement, is extended to and shall be October 12, 1998.

	1.13	Exhibit K in the form attached to and made a part of
this Amendment shall be substituted for Exhibit K in the form originally made a part of the Loan Agreement, each reference in the Loan Agreement and the other Loan Instruments to Exhibit K or to the Wabash Guaranty Agreement shall mean and be deemed to refer to, respectively, Exhibit K to this Amendment and to the Amended and Restated Guaranty Agreement delivered by Wabash substantially in the form of Exhibit K to this Agreement, and Section 1.125 of the Loan Agreement is amended and restated in its entirety as follows:

		1.125.  "Wabash Guaranty Agreement" means that
certain Amended and Restated Guaranty Agreement required to be delivered by Wabash in favor of Agent for the benefit of the Banks in satisfaction of one of the conditions precedent to the effectiveness of the modifi-cations to the Loan Agreement provided in the First
Amendment to Amended and Restated Loan Agreement dated as of October 10, 1997 and, if applicable, any and all amendments, modifications, renewals, extensions, restatements and replacements thereof.

	1.14	The first sentence of Section 2 of the Loan Agreement,
entitled "Revolver", is amended and restated in its entirety as follows:

		2. Revolver. Subject to the terms and conditions of this Loan Agreement, the Banks hereby establish the Revolver in favor of the Borrower in the maximum permit-ted aggregate principal amount at any one time outstand-ing of Fifty-Five Million Dollars ($55,000,000).

	1.15	The second sentence of Section 2.1A of the Loan Agree-
ment, entitled "Revolving Loan Commitments", is amended and restated in its entirety as follows:

	The amount of each Bank's Revolving Loan Commitment is equal to the Pro Rata Share Revolving Loan Commitment set forth opposite its name on Schedule 2.1 annexed hereto applied to the maximum permitted aggregate outstanding principal amount of the Revolving Loan
Commitment in effect from time to time, and the maximum permitted aggregate outstanding principal amount of the Revolving Loan Commitments presently is Fifty-Five
Million Dollars ($55,000,000); provided that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to Section 2.4C hereof (it being understood that all references to the Revolving Loan
Commitments of the Banks set forth in this Loan
Agreement shall mean the initial Revolving Loan
Commitments of the Banks set forth on Schedule 2.1 annexed hereto as reduced by voluntary reductions of the Revolving Loan Commitments effected by the Borrower pursuant to Section 2.4C hereof).

	1.16	The date "October 11, 2000" is substituted for the date
"October 11, 1999" in the third sentence of Section 2.1B of the Loan Agreement entitled "Term of Revolving Loan Commitments."

	1.17	Pricing Levels I, II and III, and the related Applicable
LIBOR Rate Margins, all as set forth at the end of clause (ii) contained in Section 2.2A of the Loan Agreement entitled "Rates of Interest", are deleted and the following Pricing Levels and related Applicable LIBOR Rate Margins are substituted therefor:

								    Applicable
		Pricing Level				LIBOR Rate Margin

		Pricing Level I				.450%
		Pricing Level II	          .525%
		Pricing Level III			.575%
		Pricing Level IV			.625%
		Pricing Level V				.750%


	1.18	The Pricing Levels and related Applicable Revolver
Commitment Fee percentages set forth in Section 2.3A(i), entitled "Revolver Commitment Fee", are deleted and the following Pricing Levels and related Applicable Revolving Commitment Fee percentages are substituted therefor:

									Applicable Revolver
		Pricing Levels					  Commitment Fee

		Pricing Level I					.150%
		Pricing Level II				.175%
		Pricing Level III				.200%
		Pricing Level IV				.225%
		Pricing Level V					.250%


	1.19	Section 2.3A(ii), entitled "Line of Credit Commitment
Fee", is amended and restated in its entirety as follows:

			(ii) Line of Credit Commitment Fee. Borrower agrees to pay to the Agent, for the benefit of the Banks in proportion to their respective Line of Credit Commit-ment Fee Pro Rata Shares, commitment fees ("the Line of
Credit Commitment Fees") for the period from and includ-ing October 11, 1997 to and excluding the Line of Credit
Termination Date, equal to the average of the daily excess of the Line of Credit Commitments (as reduced pursuant to section 2.4C hereof) over the aggregate principal amount of Line of Credit Advances multiplied by the Applicable Line of Credit Commitment Fee per annum. The Line of Credit Commitment Fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last day of each Fiscal Quarter, commencing on the first such date to occur after October
11, 1997, and on the Line of Credit Commitment
Termination Date. The Borrower shall have no liability to any Bank for any Line of Credit Commitment Fees paid to the Agent which the Agent does not properly remit to such Bank, and any such Bank's sole remedy in respect thereof shall be against the Agent. The Applicable Line of Credit Commitment Fee in effect for the Pricing
Period commencing on the first day of each Fiscal
Quarter and continuing for the term of the Fiscal
Quarter that begins on such first day of the Fiscal
Quarter shall be the Applicable Line of Credit
Commitment Fee corresponding to the Pricing Level in effect for such period, as applicable:

							Applicable Line of Credit
		Pricing Level				Commitment Fee

		Pricing Level I				.100%
		Pricing Level II			.100%
		Pricing Level III			.100%
		Pricing Level IV			.125%
		Pricing Level V				.125%


	1.20	The Pricing Levels and related Applicable Letter of
Credit Fee percentages set forth at the end of clause (ii) of
Section 2.7F, entitled "Compensation", are deleted and the following are substituted therefor:

									Applicable
		Pricing Level				Letter of Credit Fee

		Pricing Level I				.450%
		Pricing Level II			.525%
		Pricing Level III			.575%
		Pricing Level IV			.625%
		Pricing Level V				.750%

	1.21	The amount "Ten Million Dollars ($10,000,000.00)"
contained in Section 6.5 (iv)(A) is deleted and the amount "Twelve Million Dollars ($12,000,000.00)" is substituted therefor.

	1.22	The amount "Ten Million Dollars ($10,000,000.00)"
contained in Section 6.5(ix)(A) is deleted and the amount "Twelve
Million Dollars ($12,000,000.00)" is substituted therefor.

	1.23	Section 6.9 of the Loan Agreement is amended and
restated in its entirety as follows:

		6.9. Consolidated Total Debt to Consolidated Total Capitalization. The Borrower will not permit the ratio of its Consolidated Total Debt to its Consolidated Total
Capitalization to exceed .60 to 1.0 as at any Fiscal
Quarter end.

	1.24	Section 6.10 of the Loan Agreement is amended and
restated in its entirety as follows:

		6.10. Consolidated Interest Expense and
Consolidated Rent Expense Coverage Ratio. The Borrower will not permit, as of each Fiscal Quarter end, the ratio of (a) its Consolidated Net Income plus
Consolidated Interest Expense, provisions for all taxes and Consolidated Rent Expense for the four-Fiscal
Quarter period ended on such Fiscal Quarter end, to (b) the sum of its Consolidated Interest Expense and Consolidated Rent Expense for the four-Fiscal Quarter period ended on such Fiscal Quarter end, to be less than
2.0 to 1.0 as at any Fiscal Quarter end.

	1.25	The date "September 30, 1997" is substituted for the
date "September 30, 1996" appearing in Section 6.11(ii), the date "October 11, 1997" is substituted for the date "October 11, 1996" appearing in Section 6.11(ii), and Section 6.11(i) is amended and restated in its entirety as follows:

		(i) As of September 30, 1997 to be less than Ninety Million Dollars ($90,000,000); and

	1.26	A new Section 6.13 is added to the Loan Agreement
immediately after existing Section 6.12, to read as follows:

		6.13.  Change in Manner of Conducting Business.
Neither the Borrower nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries as of September 30, 1997.

	1.27	A new Section 10F is added to the Loan Agreement
immediately following existing Section 10E, to read as follows:

		10F.  Notwithstanding the provisions of Section
10A, no consent of the Borrower shall be required as a condition to any sale, assignment, transfer or negotia-tion pursuant to Section 10A if such sale, assignment, transfer or negotiation occurs following a Potential
Event of Default that has not either been cured in a manner permitted under this Loan Agreement and the other
Loan Instruments or expressly waived in writing by all of the Banks or by the Agent with the consent of all of the Banks. Without limitation of the foregoing or of
Section 10A, Borrower shall not unreasonably withhold its consent to any sale, assignment, transfer or negotiation requested by a Bank pursuant to Section 10A if such request is made with regard to a prospective assignee contacted by the Agent for the purpose of facilitating the syndication of the funding for all or part of the Obligations. Each sale, assignment, transfer or negotiation by a Bank pursuant to Section
10A, other than a sale, assignment, transfer or negotiation to an Affiliate of such Bank, shall, at the sole and exclusive option of the Agent, be conditioned upon the payment to the Agent by the assigning Bank of a service fee in the amount of $3,500 as a condition precedent to such sale, assignment, transfer or negotiation.


	ARTICLE 2
	Conditions Precedent


	2.1	The modifications to the Loan Agreement described in
Article 1 of this Amendment shall become effective on that date
(the "Effective Date") on which each of the following documents (collectively, the "Amendment Documents") has been executed by each of the parties to them and delivered to the Agent, on behalf of the Banks, and when the Agent determines to its satisfaction that each other condition set forth below has been fulfilled:

		A.	This Amendment, duly executed by the Borrower,
Agent and each of the Banks;

		B.	The Revolving Notes payable by Borrower to the
order of each of the Banks, in the forms of Exhibits L-1, L-2, L-3 and L-4 to this Amendment, duly executed and delivered on behalf of Borrower;

		C.	The Wabash Guaranty Agreement in the form of
Exhibit K to this Amendment, duly executed on behalf of Wabash; and

		D.	Certified Resolutions of the Board of Directors of
the Borrower, authorizing the execution and delivery by Borrower of this Amendment, each of the Revolving Notes and each of the other
Amendment Documents executed and delivered by the Borrower;

		E.	Certified Resolutions of the Board of Directors of
Wabash, authorizing the execution and delivery of the Wabash
Guaranty Agreement in the form of Exhibit K to this Amendment;

		F.	Supplemental written opinions of counsel to the
Borrower and Wabash, respectively, substantially in the form of Exhibits H-1 and H-2 attached to and made a part of this Amendment;

		G.	A copy of an amendment, as executed and delivered
by the Borrower and each of the Note Purchasers, to the Note
Purchase Agreement, modifying certain financial covenants contained in the Note Purchase Agreement to the satisfaction of the Banks and otherwise in form and substance satisfactory to the Banks; and

		H.	Borrower shall have delivered to Agent a certain
letter agreement in the form requested by Agent from Borrower confirming Borrower's agreement to pay the fees to the Agent described therein.

	ARTICLE 3
	Other Stipulations


	3.1	Upon the Effective Date, the provisions of and Exhibits
referenced in Article 1 of this Amendment shall become effective and modify or supersede and replace, as applicable, the applicable provisions and Exhibits of the Loan Agreement recited as being modified by them and, without limitation of the foregoing, the Revolving Notes and the Wabash Guaranty Agreement delivered as part of the Amendment Documents described in Article 2 of this Amendment shall supersede and replace the Revolving Notes and the Wabash
Guaranty Agreement as in effect immediately prior to the Effective Date. From and after the Effective Date each reference to the "Loan Agreement" or words of like import shall mean and be deemed a reference to the Loan Agreement as modified by this Amendment but, except as modified by this Amendment and the other Amendment
Documents, the Loan Agreement and the other Loan Instruments shall remain in full force and effect in the same form as existed immediately prior to the Effective Date.

	3.2	If each of the Amendment Documents has not been fully
executed and delivered to the Agent on or before October 10, 1997, this Amendment shall be voidable at any time prior to the delivery of each of such Amendment Documents upon notice given by Borrower to the Banks or by notice given by the Agent, acting at the direction of the Requisite Banks, to the Borrower.

	3.3	This Amendment and the other Amendment Documents contain
the final, complete and exclusive agreement of the parties to them with regard to their subject matter, may not be amended except in writing signed by each of the parties to them, shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties to them (subject to applicable provisions of the Loan Agreement), and shall be construed in accordance with and otherwise governed in all respects by the laws of the Commonwealth of Kentucky. This Amendment may be executed in counterparts, and all counterparts collectively shall constitute but one original document. Borrower hereby agrees to reimburse the Agent for all costs and expenses incurred by the Agent in connec-tion with the preparation, negotiation, documentation, execution and delivery of this Amendment and the other Amendment Documents, including but not limited to the reasonable fees of legal counsel to Agent.

		IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

						(the "Borrower")

						STEEL TECHNOLOGIES INC.

                                                By:/s/ Kenneth R. Bates________
								(signature)

                                                Name:  Kenneth R. Bates________
								(type or print)

                                                Title:_Chief Financial Officer_
								(type or print)



						("PNC")

						PNC BANK, KENTUCKY, INC.


                                                By:__/s/ Ralph Phillips__
								(signature)

                                                Name:__Ralph Phillips__
								(type or print)

                                                Title:_Vice President__
								(type or print)

						Address: 	PNC Bank, Kentucky, Inc.
								Citizens Plaza
								500 West Jefferson Street
								Louisville, KY 40202
								Attn: Ralph A. Phillips
								Vice President
								Telephone: (502) 581-4543
								Telecopy: (502) 581-2302



						("National City")

						NATIONAL CITY BANK OF KENTUCKY

                                                By:_/s/ Deroy Scott__
								(signature)

                                                Name:___Deroy Scott_
								(type or print)

                                                Title:__Vice President
								(type or print)

						Address: 	101 South Fifth Street
								Louisville, KY 40202
								Attn: Deroy Scott
								Vice President
								Telephone: (502) 581-7821
								Telecopy: (502) 581-4424


						("NBD")

						NBD BANK, N.A.


                                                By:__/s/ Randall K. Stephens__
								(signature)

                                                Name:____Randall K. Stephens_
								(type or print)

                                                Title:___First Vice President
								(type or print)

						Address: 	One Indiana Square
								Suite 7028
								Indianapolis, IN  46266
								Attn: Randall K. Stephens
								Telephone: (317) 266-6704
								Telecopy: (317) 266-6042


						("SunTrust")

						SUNTRUST BANK, NASHVILLE, N.A.


                                                By:_/s/ Jeffery L. Howard_
								(signature)

                                                Name:___Jeffery L. Howard_
								(type or print)

                                                Title:__Senior Vice President
								(type or print)

						Address: 	201 Fourth Avenue North
								Nashville, TN 37219
								Attn: Jeffrey L. Howard
              Senior Vice President
								Telephone: (615) 748-5579
								Telecopy: (615) 259-4119

						(collectively, the "Banks")



						(the "Agent")

						PNC BANK, KENTUCKY, INC., in its
capacity as Agent



                                                By:/s/ Ralph A. Phillips
                                                       Ralph A. Phillips
                                                       Vice President